--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  UNITED STATES SECURITIES EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                  AMENDMENT #1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 30, 2003.

                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        000-27038                      94-3156479
(State or other jurisdiction of           (Commission                    (IRS Employer
        incorporation)                   File Number)                 Identification No.)

                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                             ---------------------
                     Address of principal executive offices

                                 (978) 977-2000
                             ---------------------
               Registrant's telephone number, including area code

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 14, 2003, ScanSoft, Inc. (the "Registrant") filed a report on Form 8-K with respect to the January 30, 2003 acquisition of the Speech Processing Telephony and Voice Control business units (the "Business") from Royal Philips Electronics N.V., a limited liability company organized under the laws of the Netherlands ("Philips"). At that time, the Registrant stated in such Form 8-K that it intended to file the required financial statements and pro forma financial information within 60 days from the date of that filing. By this amendment to such Form 8-K, the Registrant is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.

     The following financial statements of the Business are filed with this report:

                                                               PAGE
                                                               ----
Report of Independent Auditors..............................    5
Combined Balance Sheets as of December 31, 2001 and
  September 29, 2002........................................    6
Combined Statements of Operations and Comprehensive Loss for
  the year ended December 31, 2001 and the nine-month period
  ended September 29, 2002..................................    7
Changes in the Net Investment of the Philips Group for the
  year ended December 31, 2001 and the nine-month period
  ended September 29, 2002..................................    8
Combined Statements of Cash Flows for the year ended
  December 31, 2001 and the nine-month period ended
  September 29, 2002........................................    9
Notes to Combined Financial Statements......................   10

     (b) Pro Forma Financial Information.

     The following unaudited pro forma combined financial statements are filed with this report:

                                                               PAGE
                                                               ----
Introduction to Unaudited Pro Forma Combined Financial
  Statements................................................    27
Unaudited Pro Forma Combined Balance Sheet as of September
  30, 2002..................................................    28
Unaudited Pro Forma Combined Statement of Operations for the
  year ended December 31, 2001..............................    29
Unaudited Pro Forma Combined Statement of Operations for the
  Nine
  Months Ended September 30, 2002...........................    30
Notes to Unaudited Pro Forma Combined Financial
  Statements................................................    31

(C) EXHIBITS

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   2.1(1)      Purchase Agreement, dated as of October 7, 2002, by and
               between Koninklijke Philips Electronics N.V., a limited
               liability company organized under the laws of The
               Netherlands, and ScanSoft, Inc.
   2.2(2)      Amendment No. 1, dated as of December 20, 2002, to Purchase
               Agreement, dated as of October 7, 2002, by and between
               Koninklijke Philips Electronics N.V., a limited liability
               company organized under the laws of The Netherlands, and
               ScanSoft, Inc.
   2.3(3)      Amendment No. 2, dated as of January 29, 2003, to Purchase
               Agreement, dated as of October 7, 2002, by and between
               Koninklijke Philips Electronics N.V., a limited liability
               company organized under the laws of The Netherlands, and
               ScanSoft, Inc.
  23.1         Consent of KPMG Accountants N.V.
  99.1#        Press Release as of January 30, 2003.

---------------

#  Previously filed.

(1) Incorporated by reference from Exhibit 2.4 of the Company's Amendment No. 2 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on January 6, 2003.

(2) Incorporated by reference from Exhibit 2.5 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.

(3) Incorporated by reference from Exhibit 2.6 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.

ITEM 7(a). FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                          INDEPENDENT AUDITORS' REPORT

The Supervisory Board of Royal Philips Electronics N.V.

     We have audited the accompanying combined balance sheets of Philips Speech Processing Telephony and Voice Control (A division of Royal Philips Electronics N.V.) as of December 31, 2001 and September 29, 2002, and the related combined statements of operations and comprehensive loss, changes in the net investment of the Philips Group, and cash flows for the year ended December 31, 2001 and the nine-month period ended September 29, 2002. These combined financial statements are the responsibility of Philips Speech Processing Telephony and Voice Control's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Philips Speech Processing Telephony and Voice Control (A division of Royal Philips Electronics N.V.) as of December 31, 2001 and September 29, 2002, and the results of its operations and its cash flows for the year ended December 31, 2001 and the nine-month period ended September 29, 2002, in conformity with generally accepted accounting principles in the United States of America.

                                                       /s/ KPMG ACCOUNTANTS N.V.

Eindhoven, The Netherlands
November 15, 2002

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL

                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
                                          ASSETS
CURRENTS ASSETS:
  Cash......................................................         23             12
  Accounts receivable, net (Notes 3 and 16).................      3,036          4,580
  Receivables from related parties (Note 13)................        512            724
  Inventory, net (Note 4)...................................        662            773
  Deferred income taxes (Notes 9 and 13)....................         25              0
  Other current assets (Note 5).............................        240            618
TOTAL CURRENT ASSETS........................................      4,498          6,707
                                                                 ------          -----
Property, plant and equipment, net (Notes 6 and 15).........        521            388
Intangible assets, net (Note 7).............................        184            135
                                                                 ------          -----
TOTAL ASSETS................................................      5,203          7,230
                                                                 ======          =====

                   LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP
CURRENT LIABILITIES:
  Accounts payable..........................................        850            672
  Deferred income...........................................      1,481          1,141
  Payables to related parties (Note 13).....................      1,541          2,023
  Deferred income tax liability (Notes 9 and 13)............         17             17
  Other accrued liabilities (Note 8)........................      2,153          2,349
TOTAL CURRENT LIABILITIES...................................      6,042          6,202
                                                                 ------          -----
Long-term provisions (Note 10)..............................        269            338
TOTAL LIABILITIES...........................................      6,311          6,540
                                                                 ------          -----
Commitments and contingencies (Note 14)
NET INVESTMENT OF THE PHILIPS GROUP.........................     (1,108)           690
TOTAL LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP...      5,203          7,230
                                                                 ======          =====

    The accompanying notes are an integral part of these combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL

                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

            COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                               YEAR ENDED    NINE MONTHS ENDED
                                                              DECEMBER 31,     SEPTEMBER 29,
                                                                  2001             2002
                                                              ------------   -----------------
                                                                   IN THOUSANDS OF EURO'S
Revenue, third parties......................................     15,801           12,548
Revenue, related parties....................................      2,890              389
                                                                -------           ------
  Total revenue.............................................     18,691           12,937
                                                                -------           ------
Cost of sales...............................................      3,288            1,731
GROSS PROFIT................................................     15,403           11,206
                                                                -------           ------
Operating expenses:
  Selling and marketing.....................................     15,066            8,581
  Research and development (Note 13)........................     13,512            7,874
  General and administrative (Note 13)......................      3,877            2,935
Total operating expenses....................................     32,455           19,390
OPERATING LOSS..............................................    (17,052)          (8,184)
Interest revenue, net (Note 13).............................          2                6
LOSS BEFORE INCOME TAXES....................................    (17,050)          (8,178)
Income tax benefit (Note 9).................................      1,364              245
NET LOSS....................................................    (15,686)          (7,933)
                                                                =======           ======
Components of other comprehensive income:
  Foreign currency translation adjustments..................         58              (95)
COMPREHENSIVE LOSS..........................................    (15,628)          (8,028)
                                                                =======           ======

    The accompanying notes are an integral part of these combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL

                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

               CHANGES IN THE NET INVESTMENT OF THE PHILIPS GROUP

                                                               NET INVESTMENT OF THE
                                                                   PHILIPS GROUP
                                                               ---------------------
                                                                  IN THOUSANDS OF
                                                                      EURO'S
BALANCE DECEMBER 31, 2000...................................              972
Net cash transfer from Philips..............................           13,548
Components of comprehensive income:
  Net loss..................................................          (15,686)
  Foreign currency translation adjustments..................               58
BALANCE DECEMBER 31, 2001...................................           (1,108)
Net cash transfer from Philips..............................            9,826
Components of comprehensive income:
  Net loss..................................................           (7,933)
  Foreign currency translation adjustments..................              (95)
BALANCE SEPTEMBER 29, 2002..................................              690

    The accompanying notes are an integral part of these combined financial statements

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL

                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED    NINE MONTHS ENDED
                                                              DECEMBER 31,     SEPTEMBER 29,
                                                                  2001             2002
                                                              ------------   -----------------
                                                                   IN THOUSANDS OF EURO'S
Cash flows from operating activities:
Net loss....................................................    (15,686)          (7,933)
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities
  Deferred taxation.........................................     (1,260)              25
  Depreciation and amortization.............................        607              266
  Change in assets and liabilities:
     Accounts receivable, net...............................      1,033           (1,544)
     Related parties, net...................................          2              270
     Inventory, net.........................................        851             (111)
     Other current assets...................................        207             (378)
     Accounts payable.......................................        (69)            (178)
     Deferred income and other accrued liabilities..........        (30)            (144)
     Long-term provisions...................................         85               69
Effect of exchange rate changes.............................        (38)              (6)
NET CASH USED IN OPERATING ACTIVITIES.......................    (14,298)          (9,664)
Cash flows from investing activities:
  Purchases of property, plant and equipment................       (201)             (84)
NET CASH USED IN INVESTING ACTIVITIES.......................       (201)             (84)
Cash flows from financing activities:
  Net cash transferred from Philips.........................     13,606            9,731
Effect of exchange rate changes.............................          4              (59)
NET CASH PROVIDED BY FINANCING ACTIVITIES...................     13,610            9,672
Effect of exchange rate changes.............................         34               65
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (855)             (11)
Cash and cash equivalents, beginning of period..............        878               23
Cash and cash equivalents, end of period....................         23               12
Supplementary information:
Cash received from Philips for income taxes.................      9,897              105
Cash received from (paid to) Philips for interest...........       (576)               2

    The accompanying notes are an integral part of these combined financial statements

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 2001 AND SEPTEMBER 29, 2002

1.  DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION

  DESCRIPTION OF THE COMPANY

     PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL (PSP), a division of Royal Philips Electronics N.V. (Philips and Philips Group) is active in the field of speech processing technology. Starting from the traditional tape-recorded dictation Philips in the past two decades has become a global leader in the field of speech processing, offering a wide portfolio of state-of-the-art products and technologies. Philips Speech Processing Telephony is offering speech-enabled services including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony vendors and carriers. Philips Speech Processing Voice Control is operating on the market for speech-enabled automotive and mobile products. It offers a product portfolio including small footprint speech recognition engines for embedded applications like voice controlled climate, navigation and entertainment features within cars as well as voice dialing within mobile phones. With presence in Aachen, Germany, Dallas, USA, and Taipei, Taiwan PSP is able to cover the global market with products supporting more than 40 languages and that can process a vocabulary of more than one million words.

     Royal Philips Electronics N.V., the Netherlands, and ScanSoft, Inc., of Peabody, MA, USA entered into a purchase agreement in which ScanSoft acquires the business, employees and intellectual property of Philips Speech Processing Telephony and Philips Speech Processing Voice Control. The transaction is expected to close during the first quarter of 2003. See note 17 for additional disclosure of the transaction.

 BASIS OF PRESENTATION

     The combined financial statements reflect the financial position, results of operations, changes in net investment of the Philips Group, and cash flows of the PSP business unit of Philips as if PSP had been a separate entity for all periods presented. The combined financial statements have been prepared using Philips' historical basis for PSP's assets and liabilities and results of operations, which have been stated in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in preparation of the combined financial statements.

     Corporate overheads have been allocated to PSP from Philips at central, regional and local levels for amounts, including directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on the net sales of PSP compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PSP are not necessarily indicative of the costs that would have been incurred had PSP operated as an entity independent of Philips, or as an autonomous public company, for all periods presented.

     PSP purchases components used in the production process, as well as equipment and supplies under collective purchase agreements and purchase conditions negotiated by Philips. Management believes that the benefits derived from such agreements and conditions would unlikely have been obtained had PSP been a stand-alone company.

     The pension and other postretirement benefit costs attributable to PSP have been based on the charge incurred by individual operations in respect of specific plans of which employees of PSP are members. For the purposes of presentation of the combined financial statements, the participation in the Philips plans has been treated as participation in various multi-employer plans. The charges included in the combined financial statements reflect the arrangements of Philips and are therefore not necessarily indicative of the

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

pension and other postretirement benefit costs had PSP been a stand-alone company. During the year ended December 31, 2001, PSP has benefited from contribution holidays with respect to certain over-funded Philips pension plans. During 2002 no contribution holidays existed anymore. Upon divestment, PSP will not benefit from any contribution holidays, as the employees will no longer participate in Philips' plans.

     Because in the past PSP was not a separate legal group of companies or a separate holding company within the Philips Group of companies, the proportion of share capital and reserves attributable to PSP has been shown in the combined balance sheets as part of the "Net investment of the Philips Group". For the purpose of these combined financial statements, interest charge is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PSP during the reporting periods, taking into account the debt-to-equity ratio reported by Philips during the reporting periods. In addition, PSP has a number of short-term balances with other Philips Group businesses. These balances arise from trading transactions and services or other items and have been aggregated on the combined balance sheets under the headings "Receivables from related parties" and "Payables to related parties".

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). Income tax expense in these combined financial statements has been calculated on an as if separate tax return basis. The current tax expense is assumed to be settled within the financial period following the period in which it arises. Tax effects that may arise from PSP's divestment from the Philips Group have not been reflected in PSP's combined financial statements.

     Other significant features of the PSP divestment from Philips are described in Note 17.

     The financial information included herein is not necessarily indicative of the combined results of operations, financial position, changes in the net investment of the Philips Group and cash flows of PSP in the future or what they would have been for the periods presented had PSP been a separate stand-alone entity.

 REPORTING CURRENCY

     The Euro is used as reporting currency. The financial statements of foreign operations are translated into euros. Assets and liabilities are translated using the exchange rates on the respective balance sheet dates. Income and expense items are translated at average rates during the period.

2.  SUMMARY OF ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     Historically, Philips manages cash and cash equivalents on a centralized basis. Cash receipts associated with PSP's business are transferred to Philips on a daily basis and Philips funds PSP's disbursements. These cash transactions are reflected in the caption "Net investment of the Philips Group". In certain countries, however, PSP has dedicated bank accounts, operating under periodic cash pooling with Philips. Furthermore, PSP entities have small amounts of petty cash.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

 ACCOUNTS RECEIVABLE

     Accounts receivables are stated at face value, net of allowances for doubtful accounts.

 INVENTORY

     Finished goods inventories are valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or net realizable value. Provision is made for obsolescence. Work in process comprises deferred costs on uncompleted contracts.

 PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected economic life of the asset. Costs related to maintenance activities are expensed in the period in which they are incurred. Following are the expected useful lives of the assets:

Machines and installations..................................  from 5 to 10 years
Other fixed assets..........................................  from 3 to 5 years

 INTANGIBLE ASSETS

     Intangible assets consists of acquired intellectual property rights consisting of computer software for resale, which is being amortized on the straight-line method over 5 years.

 IMPAIRMENT OF LONG-LIVED ASSETS

     Through December 31, 2001, PSP evaluated the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of". Whenever adverse events or changes in business climate result in the expected undiscounted future cash flows from the related asset being less than the carrying value of the asset, an impairment loss would be recognized for the excess of the carrying value of the assets over the expected discounted future cash flows.

     On January 1, 2002, PSP adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 amends existing guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held-for-sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. The adoption of SFAS No. 144 on January 1, 2002 did not have an impact on the Company's combined financial statements.

 INCOME TAXES

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). Income tax expense in these combined financial statements has been calculated on an as if separate tax return basis.

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets, including assets arising from loss carry forwards, are recognized if it is more likely than not that the asset will be realized.

 REVENUE RECOGNITION

     PSP recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition, as amended by Statement of Position 98-9, and the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 Revenue Recognition in Financial Statements. Revenue from the sale of hardware and software to end users is recognized upon delivery, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility of the related receivable is reasonably assured.

     Revenue from royalties on sales of PSP's products by original equipment manufacturers to third parties is recognized upon delivery to the third party when such information is available, or when notified by the reseller that such royalties are due as a result of a sale, provided that collectibility of the related receivable is reasonably assured. Revenue from maintenance contracts is recognized ratably over the contract term.

     Revenue from development of custom software is recognized on a completed contract basis. Accordingly, all project costs and progress payments are deferred until the project is complete. Any anticipated losses are recognized immediately.

 RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Under SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. Once established, these costs would be capitalized. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technologies. In the year ended December 31, 2001 and the nine-month period ended September 29, 2002, costs eligible for capitalization were not material.

 PENSION AND OTHER POSTRETIREMENT BENEFITS

     PSP accounts for the cost of pension plans and postretirement benefits other than pensions in accordance with SFAS No. 87, "Employers Accounting for Pensions" and SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions", respectively. These plans are generally part of pension and postretirement benefit plans within Philips, and are accounted for by PSP as multi-employer plans.

 STOCK-BASED COMPENSATION

     PSP applies SFAS No. 123, "Accounting for Stock-Based Compensation", which allows companies which have stock-based compensation arrangements with employees to continue to apply the existing accounting required by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and to provide pro forma disclosure of the accounting results of applying the fair value method of SFAS No. 123. PSP accounts for stock-based compensation arrangements (related to

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Philips stock options granted to PSP employees) under the intrinsic value method of APB Opinion No. 25.

 USE OF ESTIMATES

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and the accompanying notes. While management bases its assumptions and estimates on the facts and circumstances known at the balance sheet date, actual results could materially differ from those estimates.

 ACCOUNTING STANDARDS NOT YET ADOPTED

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires PSP to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. PSP also records a corresponding asset, which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. PSP is required to adopt SFAS No. 143 on January 1, 2003. PSP believes that the adoption of SFAS No. 143 will not have a material impact on its financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No. 145). SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections to existing pronouncements that are not substantive in nature. SFAS No. 145 will be adopted on January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, "Accounting for Leases", which will be adopted as required for transactions occurring subsequent to May 15, 2002. PSP believes that the adoption of SFAS No. 145 will not have a material impact on its financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS No. 146). SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease, and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. PSP believes that the adoption of SFAS No. 146 will not have a material impact on its financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Trade accounts receivable...................................      4,503          5,751
Allowance for doubtful accounts.............................     (1,467)        (1,171)
Total accounts receivable, net..............................      3,036          4,580

4.  INVENTORY

     Inventory consisted of the following:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Work in process.............................................       606            568
Finished goods..............................................       225            235
Allowance for obsolescence..................................      (169)           (30)
Total inventory, net........................................       662            773

5.  OTHER CURRENT ASSETS

     Other current assets consisted of the following:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Royalties receivable........................................       22             418
Prepaid expenses and sundry receivables.....................      218             200
Total Other current assets..................................      240             618

6.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Machines and installations..................................      1,374          1,243
Other fixed assets..........................................      3,730          3,805
Accumulated depreciation....................................     (4,583)        (4,660)
Total property, plant and equipment, net....................        521            388

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Computer software for resale, gross.........................      230             208
Accumulated amortisation....................................      (46)            (73)
Intangible asset, net.......................................      184             135

     Amortization of computer software costs was E46 thousand and E27 thousand for the year ended December 31, 2001 and the nine-month period ended September 29, 2002, respectively. The estimated amortisation expense for the next three years is E36 thousand per year.

8. OTHER ACCRUED LIABILITIES

  Other accrued liabilities consisted of the following:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Salaries and wages, holiday allowance, year-end payment.....     1,245           1,376
Accrued holiday rights......................................       335             377
Obligation towards former stock holders.....................       196             177
Accrued sales tax...........................................        56              49
Accrued commercial costs....................................        83              92
Others......................................................       238             278
Total other accrued liabilities.............................     2,153           2,349

9. INCOME TAXES

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). The income tax expense reported and the determination of deferred tax assets to be realized in PSP's combined financial statements is based on an as if separate tax return basis.

     The following table presents the principal reasons for the difference between the effective income tax rate and statutory income tax rate in the
Netherlands:

                                                         YEAR ENDED       NINE MONTHS ENDED
                                                      DECEMBER 31, 2001   SEPTEMBER 29, 2002
                                                      -----------------   ------------------
                                                                  IN PERCENTAGES
Statutory income tax rate in the Netherlands........          35%                 35%
Foreign rate differentials..........................           4%                  3%
Change in valuation allowance.......................         (31)%               (34)%
Others..............................................           0%                 (1)%
Effective income tax rate...........................           8%                  3%

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The income tax expense is as follows:

                                                         YEAR ENDED       NINE MONTHS ENDED
                                                      DECEMBER 31, 2001   SEPTEMBER 29, 2002
                                                      -----------------   ------------------
                                                              IN THOUSANDS OF EURO'S
Income (loss) before income taxes:
  The Netherlands...................................             0                   0
  Foreign...........................................       (17,050)             (8,178)
Income tax benefit (expense):
Current taxes
  The Netherlands...................................             0                   0
  Foreign...........................................           105                 270
Deferred taxes
  The Netherlands...................................             0                   0
  Foreign...........................................         1,259                 (25)
Income tax benefit..................................         1,364                 245

     The sources of differences between the financial accounting and tax basis of PSP's assets and liabilities that give rise to the net deferred tax assets are as follows:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Deferred tax assets:
  Doubtful accounts.........................................         84              76
  Accrued compensation......................................        131             194
  Taxes other than income taxes.............................         84              20
  Jubilee provision.........................................         19              21
  Others....................................................        174             144
  Property, plant and equipment.............................        110              92
  Net operating losses......................................     29,436          31,330
TOTAL GROSS DEFERRED TAX ASSETS.............................     30,038          31,877
Valuation allowance.........................................    (29,978)        (31,842)
NET DEFERRED TAX ASSETS.....................................         60              35
Deferred tax liabilities:
  Fixed assets..............................................         27              27
  Accruals..................................................         17              17
  Others....................................................          8               8
TOTAL GROSS DEFERRED LIABILITIES............................         52              52
NET DEFERRED TAX ASSETS (LIABILITIES).......................          8             (17)

     Based upon an as if separate tax return basis, as at September 29, 2002 PSP has incurred E22.1 million of operating loss carry forwards expiring at various dates through 2022 and E56.8 million of operating loss carry forwards with no expiration date.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The valuation allowance for deferred tax assets as of December 31, 2001 and September 29, 2002 was E30.0 million and E31.8 million, respectively. The net change in total valuation allowance for the year ended December 31, 2001 and the nine-month period ended September 29, 2002 was an increase of E4.1 million and E1.8 million, respectively. In assessing the realizability of deferred tax assets, PSP considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. PSP considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that PSP will realize the benefits of those deductible differences for which a valuation allowance has not been recorded.

10.  LONG-TERM PROVISIONS

     Long-term provisions consisted of the following:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Provision for pensions......................................      199             265
Provision for jubilee benefit obligations...................       70              73
Total long-term provisions..................................      269             338

11.  PENSION AND OTHER POST RETIREMENT COSTS

     Employees of PSP participate in various defined benefit and defined contribution pension plans of the Philips Group. For the purposes of the preparation of these combined financial statements, PSP's participation in the Philips plans has been treated as participation in various multi-employer plans. Accordingly, the charges included in the combined financial statements may not be indicative of the pension and other post retirement costs had PSP been a stand alone entity.

     Pension premium charged for the year ended December 31, 2001 and the nine-month period ended September 29, 2002 were E86 thousand and E102 thousand, respectively.

     In addition to receiving pension benefits, PSP employees in certain countries participate in other postretirement benefit plans of the Philips Group. These other postretirement benefits under SFAS No. 106 are recorded at the country central level and charged out to the various local entities as part of human resource overhead (surcharge on salaries paid). The charge to PSP is approximately E13 thousand and E32 thousand for the year ended December 31, 2001 and the nine-month period ended September 29, 2002, respectively.

12.  EQUITY INCENTIVE PLANS

  EXISTING PHILIPS INCENTIVE PLANS

     Philips has granted stock options on its ordinary shares to members of PSP's management and certain key employees under either a Euro (EUR) denominated plan or a United States Dollar (USD) denominated plan. Under Philips' plans, options are granted with an exercise price equal to the fair market value of the underlying ordinary shares on the date of grant. Options are subject to vesting periods typically of three years and expirations of five or ten years. A limited number of options have also been

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

granted under variable plans, subject to achievement of certain financial objectives during multi-year performance cycles. Exercise of all options is restricted by Philips' rules on insider trading.

 STOCK-BASED COMPENSATION

     Pro forma net income information, as required by SFAS No. 123, has been determined as if PSP had accounted for employee share options granted to PSP's employees by Philips under SFAS No. 123's fair value method. The pro forma amounts below are not necessarily representative of the effects of share-based awards on future net income because the plans eventually adopted by PSP after divestment from Philips may differ from Philips share options plans. Accordingly future grants of employee stock options to PSP's employees may not be comparable to awards made to employees while PSP was a part of Philips.

     The pro forma effect of recognizing compensation expense in accordance with SFAS No. 123 would have been as follows:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
Net loss, as reported.......................................    (15,686)        (7,933)
Pro forma net loss..........................................    (15,802)        (8,112)

     The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                  (EUR -- DENOMINATED)
Risk-free interest rate.....................................      4.66%          4.83%
Expected dividend yield.....................................       1.2%           1.2%
Expected option life........................................      5 yrs          5 yrs.
Expected stock price volatility.............................        49%            53%

                                                                  (USD -- DENOMINATED)
Risk-free interest rate.....................................      4.77%          4.62%
Expected dividend yield.....................................       1.2%           1.2%
Expected option life........................................      5 yrs.         5 yrs.
Expected stock price volatility.............................        49%            49%

     The assumptions were used for these calculations only and do not necessarily represent an indication of management's expectations of future development.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes information about the number of Philips share options granted to PSP's employees, those outstanding at December 31, 2001 and September 29, 2002 and changes during the period:

     Fixed option plans:

                                           DECEMBER 31, 2001           SEPTEMBER 29, 2002
                                       --------------------------   -------------------------
                                                 WEIGHTED AVERAGE            WEIGHTED AVERAGE
                                       SHARES     EXERCISE PRICE    SHARES    EXERCISE PRICE
                                       -------   ----------------   ------   ----------------
                                                     (IN EUR)                    (IN EUR)
Options outstanding, beginning of
  period.............................    3,200        43.18          9,325        33.77
Options granted......................    6,125        28.85          6,336        34.78
Options exercised....................
Options forfeited....................
Options outstanding, end of period...    9,325        33.77         15,661        34.18
Weighted average fair value of
  options granted during the year in
  EUR................................    14.75                       16.27
                                                     (IN USD)                    (IN USD)
Options outstanding, beginning of
  period.............................   24,500        40.61         16,700        29.57
Options granted......................   11,950        25.68          8,892        30.70
Options exercised....................
Options forfeited....................  (19,750)       40.90         (1,250)       42.28
Options outstanding, end of period...   16,700        29.57         24,342        29.33
Weighted average fair value of
  options granted during the year in
  USD................................    11.90                       13.48

     Variable option plans:

                                           DECEMBER 31, 2001           SEPTEMBER 29, 2002
                                       --------------------------   -------------------------
                                                 WEIGHTED AVERAGE            WEIGHTED AVERAGE
                                       SHARES     EXERCISE PRICE    SHARES    EXERCISE PRICE
                                       -------   ----------------   ------   ----------------
                                                     (IN EUR)                    (IN EUR)
Options outstanding, beginning of
  period.............................    3,200        43.18          9,325        33.77
Options granted......................    6,125        28.85
Options exercised....................
Options forfeited....................
Options outstanding, end of period...    9,325        33.77          9,325        33.77
Weighted average fair value of
  options granted during the year in
  EUR................................    14.75
                                                     (IN USD)                    (IN USD)
Options outstanding, beginning of
  period.............................   22,500        42.00         14,700        30.20
Options granted......................   11,950        25.68
Options exercised....................
Options forfeited....................  (19,750)       40.90         (1,250)       42.28
Options outstanding, end of period...   14,700        30.20         13,450        29.08
Weighted average fair value of
  options granted during the year in
  USD................................    11.90

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes information about stock options outstanding at September 29, 2002:

     Fixed option plans:

                                      OPTIONS OUTSTANDING
                       --------------------------------------------------           OPTIONS EXERCISABLE
                                                             WEIGHTED       -----------------------------------
                           NUMBER                            AVERAGE            NUMBER
                       OUTSTANDING AT                       REMAINING       EXERCISABLE AT
                       SEPTEMBER 29,    EXERCISE PRICE   CONTRACTUAL LIFE   SEPTEMBER 29,    WEIGHTED PRICE PER
YEAR OF GRANT               2002          PER SHARE          (YEARS)             2002              SHARE
-------------          --------------   --------------   ----------------   --------------   ------------------
                                        (PRICE IN EUR)                                         (PRICE IN EUR)
2000.................       3,200        42.90 - 45.90         7.99                --               --
2001.................       6,125        24.35 - 29.14         8.57                --               --
2002.................       6,336                34.78         9.54                --               --
                                        (PRICE IN USD)                                        (PRICE IN USD)
1999.................       2,000                24.96         6.75             2,000             24.96
2000.................       3,000        36.65 - 43.05         7.71                --               --
2001.................      10,450                25.68         8.54                --               --
2002.................       8,892                30.70         9.54                --               --
TOTAL................      40,003                                               2,000

     Variable option plans:

                                        OPTIONS OUTSTANDING
                       ------------------------------------------------------           OPTIONS EXERCISABLE
                                                                 WEIGHTED       -----------------------------------
                           NUMBER                                AVERAGE            NUMBER
                       OUTSTANDING AT                           REMAINING       EXERCISABLE AT
                       SEPTEMBER 29,    EXERCISE PRICE PER   CONTRACTUAL LIFE   SEPTEMBER 29,    WEIGHTED PRICE PER
YEAR OF GRANT               2002              SHARE              (YEARS)             2002              SHARE
-------------          --------------   ------------------   ----------------   --------------   ------------------
                                          (PRICE IN EUR)                                           (PRICE IN EUR)
2000.................       3,200          42.90 - 45.90           7.99                --               --
2001.................       6,125          24.35 - 29.14           8.57                --               --
                                          (PRICE IN USD)                                          (PRICE IN USD)
2000.................       3,000          36.65 - 43.05           7.71                --               --
2001.................      10,450                  25.68           8.54                --               --
TOTAL................      22,775

13.  TRANSACTIONS WITH RELATED PARTIES

     PSP sells products to and purchases certain products and services from Philips in the normal course of business. Transactions between PSP and Philips are effected at prices that are intended to reflect the

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

market value of the products and services involved. The following table summarizes transactions between PSP and Philips:

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
STATEMENT OF OPERATIONS:
Sales to Philips group......................................     2,890             389
Interest revenue............................................         2               6
Corporate overhead allocation...............................       308             178
Corporate Research..........................................     3,058           1,458

                                                              DECEMBER 31,   SEPTEMBER 29,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 IN THOUSANDS OF EURO'S
BALANCE SHEET:
Income taxes receivable (included in Receivables from
  related parties)..........................................       105             270
Trade accounts receivable from Philips Group................       512             724
Trade accounts payable to Philips Group.....................     1,541           2,023
Deferred income taxes.......................................         8             (17)

     Interest revenue in these combined financial statements is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PSP during the reporting periods, taking into account the debt-to-equity ratio reported by Philips during the reporting periods.

     Income tax expense has been calculated on an as if separate tax return basis. Tax effects that may arise from PSP's divestment from the Philips Group have not been reflected in PSP's combined financial statements.

     Corporate overheads have been allocated to PSP from Philips at central, regional and local levels for amounts including, but not limited to, directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on the net sales of PSP compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PSP are not necessarily indicative of the costs that would have been incurred had PSP operated as an entity independent of Philips.

     Philips Corporate Research is contracted by PSP to perform certain research and development projects; the projects are determined on a yearly basis. The fee charged is reported under Research & Development expenses.

14.  COMMITMENTS AND CONTINGENCIES

     PSP is potentially subject to lawsuits, claims and proceedings, which arise in the ordinary course of business. There are no such matters pending that PSP expects to be material in relation to its business, financial condition or results of operations.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

 RENT AGREEMENTS

     PSP has entered into certain short-term contracts to rent office and warehouse facilities. The rent charged to income amounted to E1,112 thousand and E827 thousand for the year ended December 31, 2001 and the nine-month period ended September 29, 2002 respectively, of which E181 thousand and E201 thousand respectively relates to charges from Philips based on square meters occupied.

     The table below presents the amounts of rent payable under the present contracts for the upcoming periods.

                                                              RENT AMOUNT
                                                              -----------
                                                                  IN
                                                               THOUSANDS
                                                               OF EURO'S
Remainder of year 2002......................................      218
Year 2003...................................................      779
Year 2004...................................................      531
Year 2005...................................................      531
Year 2006...................................................      133
Year 2007 and later.........................................        0

15.  GEOGRAPHICAL INFORMATION

     PSP operates and derives its revenue from all major regions in the world. The geographical location of property, plant and equipment and the geographical origin of revenues are as follows:

                                                  AMERICAS   EUROPE   ASIA PACIFIC   TOTAL
                                                  --------   ------   ------------   ------
                                                           IN THOUSANDS OF EURO'S
December 31, 2001
Net sales.......................................   7,883     9,446       1,362       18,691
Property, plant and equipment, net..............     129       378          14          521
September 29, 2002
Net sales.......................................   7,194     5,400         343       12,937
Property, plant and equipment, net..............      60       322           6          388

16.  CONCENTRATION OF RISKS AND FINANCIAL INSTRUMENTS

  CONCENTRATION OF CREDIT RISK

     Credit risk represents the risk that a loss would be recognized at the reporting date if counter parties failed completely to perform as contracted. Financial instruments which potentially subject PSP to a concentration of credit risk consist principally of accounts receivable. Management believes it has adequately provided for the collection risk in PSP's trade accounts receivable by recording an allowance for doubtful accounts which reduces such amounts to their net realizable value.

     Due to the project nature of the speech processing business, PSP derives a substantial portion of its revenues from a limited number of customers. In the year 2001 and the nine-month period ended September 29, 2002, two and three customers, respectively accounted for more than 10% of revenues each, and in the aggregate for 28% and 32% of revenues, respectively.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  FINANCIAL INSTRUMENTS

     PSP's earnings, cash flows, and financial position are exposed to foreign currency risk from foreign currency denominated receivables, payables, forecasted transactions, as well as net investments in certain foreign operations. These items are denominated in various foreign currencies, including mainly the U.S. Dollar.

     PSP periodically assesses its foreign currency exchange risk exposure. As USA customers are invoiced from Dallas, USA, in US Dollars and European customers are invoiced from Aachen, Germany, in Euro the currency risk exposure is very limited. Accordingly, PSP does not enter into any hedging activities or purchase derivative instruments.

     During 2001, PSP recorded a net foreign currency transaction profit of E23 thousand and during the nine-month period ended September 29, 2002, a loss was recorded of E9 thousand, which is included in cost of sales.

  FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

     The carrying values of accounts receivable and accounts payable approximate fair value because of the short maturity of these instruments.

17.  SUBSEQUENT EVENTS (UNAUDITED)

     On October 7, 2002, Royal Philips Electronics N.V. and ScanSoft, Inc. signed a purchase agreement for the sale of PSP's business, assets and liabilities. All employees of PSP are expected to be hired by ScanSoft. On January 30, 2003, ScanSoft, Inc. (the "Company") acquired from Royal Philips Electronics N.V., a limited liability company organized under the laws of The Netherlands ("Philips"), Philips Speech Processing Telephony and Voice Control businesses (the "Business"). The consideration for the transaction comprises a $27.5 million three-year, zero-interest convertible debenture, convertible at any time into common shares of the Company at $6.00 per share; 4.1 million euros in cash, of which 3.1 million euros was paid at closing and 1 million euros are payable by December 31, 2003; and a 5 million euro 5% interest note due December 31, 2003. The cash payable is subject to adjustment in accordance with the provisions of the Purchase Agreement, dated as of October 7, 2002, by and between Philips and the Company (including amendments thereto) (the "Agreement").

     To provide for an orderly transfer and transition of PSP from Philips to ScanSoft, various agreements will be executed that cover a wide range of matters, including but not limited to:

     - the transfer by Philips to ScanSoft of the business, employees, assets and liabilities associated with PSP's business (Purchase Agreement, Local Asset Transfer Agreements);

     - the transfer or license by Philips to ScanSoft of certain intellectual property rights (Technology Transfer and License Agreement, Trademark Transfer and License Agreement);

     - the provision by Philips of certain corporate and local human resource management, finance and accounting, housing, information technology and other services to ScanSoft (Transition Services Agreement).

  STOCK INCENTIVE PLANS

     The Philips stock options granted to the PSP employees will not be converted into options for shares of ScanSoft. Upon closing, PSP employees with outstanding exercisable options will have a limited period of time to exercise these options and all unvested options will be cancelled. In addition, ScanSoft has

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

assumed no obligation towards the beneficiaries or towards Philips with respect to these outstanding Philips' stock options.

  PENSIONS AND OTHER POSTRETIREMENT BENEFITS

     In most countries PSP's employees have pension entitlements as part of their benefit packages, and as it is common practice that in offering transferring employees equivalent benefit packages, this equivalence also extends to pension rights. In fact there exists a compulsory European Directive obliging member states to implement legislation in each EC country to the effect that in case of transfer of a business, all pension entitlements will transfer with the transferred employees. In the Netherlands, this law has become effective on July 1, 2002.

     In some countries, the pension entitlements are part of a state scheme; in many countries, however, the entitlements are specifically related to Philips, and will require a per country approach on how to deal with pension rights going forward and the treatment of accrued rights in the past. There are legal requirements which will dictate a transfer of pension liabilities, but also if there is not a strict legal requirement, in many cases taking into account the justified interest of employees will be a precondition for a smooth transition process in terms of consultation with works council and unions.

     Pension entitlement for PSP's employees may be funded by way of a separate pension fund, with an insurance company or by way of a book reserve system.

     In case a book reserve system is used by Philips in a country, the pension liabilities will transfer to ScanSoft and Philips shall include a provision in the local balance sheet which is equal to the actuarial present value of pension rights accrued up to the effective date as calculated under the relevant local book reserve system concerned.

     In case of a dedicated Philips pension fund, transferred employees will either get a premium free policy or there will be a collective transfer of liabilities and assets under the terms and rules set by the pertaining pension fund.

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION

                                 SCANSOFT, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 SCANSOFT, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On October 7, 2002, ScanSoft, Inc. ("ScanSoft") entered into a definitive agreement with Royal Philips Electronics ("Philips") to acquire the Philips Speech Processing Telephony and Voice Control business units ("PSP") and related intellectual property. On January 30, 2003, we completed the acquisition of the Speech Processing Telephony and Voice Control business units of Royal Philips Electronics, and related intellectual property on the terms set forth in the purchase agreement dated October 7, 2002, as amended. As consideration for these business units and intellectual property, we paid 3.1 million euros in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to pay an additional 1.0 million euros in cash prior to December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of our common stock at $6.00 per share.

     On December 12, 2001, ScanSoft acquired substantially all of the speech and language technologies operations ("SLT") of Lernout & Hauspie Speech Products N.V. and certain of its affiliates ("L&H"). Consideration for the transaction comprised $10 million in cash, a $3.5 million note due December 15, 2004 and 7.4 million shares of our common stock having a value of $27.8 million. The operations acquired include text-to-speech, speech recognition and dictation, and voice control technologies.

     The unaudited pro forma financial information as of and for the nine months ended September 30, 2002 gives effect to the acquisition of PSP as if ScanSoft and PSP had been combined as of January 1, 2002 for statement of operations purposes and as of September 30, 2002 for balance sheet purposes. The SLT acquisition was consummated on December 12, 2001. Therefore, the balance sheet impact of the acquisition is reflected in the historical balance sheet of ScanSoft as of September 30, 2002.

     The unaudited pro forma combined statement of operations for the year ended December 31, 2001 gives effect to the acquisition by ScanSoft of SLT and the proposed acquisition of PSP as if the acquisitions had occurred on January 1, 2001, combining the statement of operations of ScanSoft and the statement of operations of PSP for the year ended December 31, 2001 and the statement of revenues and direct operating expenses of SLT for the nine months ended September 30, 2001 in satisfaction of one year of financial information in accordance with Rule 3-06 of Regulation S-X.

     The unaudited pro forma adjustments related to the acquisition of PSP are based on estimates and assumptions that are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisition of PSP are derived from the estimates of the price to be paid for the acquisition and the estimated fair values of the assets acquired and liabilities assumed. The final determination of purchase price, fair value of the net assets acquired and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet. No significant transactions occurred between ScanSoft and PSP or SLT and PSP for the year ended December 31, 2001 or for the nine months ended September 30, 2002 and no amounts were due to or from ScanSoft or PSP as of September 30, 2002.

     The historical PSP financial information has been derived from the audited financial statements of PSP included in this Form 8-K/A and have been translated from euros to US dollars using the exchange rates in effect at the end of the period for the balance sheet and using average exchange rates for the respective periods for the statements of operations.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated as of January 1, 2001 or January 1, 2002, as applicable, for the statements of operations or September 30, 2002, for the balance sheet, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes thereto of PSP, included herein, Scansoft, as filed in the companies 2001 Form 10-K, and SLT, as filed on Form 8-K/A on September 13, 2002.

                                 SCANSOFT, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2002

                                                                        PRO FORMA         PRO FORMA
                                                 SCANSOFT      PSP     ADJUSTMENTS         COMBINED
                                                ----------   -------   ------------       ----------
                                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                               ASSETS
Current assets:
  Cash and cash equivalents...................  $  14,382    $   12      $(3,412)(1)(2)   $  10,982
  Accounts receivable, net....................     15,868     4,462                          20,330
  Receivables from related parties............      1,238       705         (705)(2)          1,238
  Inventory...................................      1,562       753                           2,315
  Prepaid expenses and other current assets...      2,853       602                           3,455
                                                ---------    ------      -------          ---------
     Total current assets.....................     35,903     6,534       (4,117)            38,320
Goodwill......................................     63,308                 29,560(1)          92,868
Other intangible assets, net..................     36,035       132        7,728(1)(2)       43,895
Property and equipment, net...................      2,933       378                           3,311
Other assets..................................      1,091                                     1,091
                                                ---------    ------      -------          ---------
Total Assets..................................  $ 139,270    $7,044      $33,171          $ 179,485
                                                =========    ======      =======          =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................      5,541       655                           6,196
  Accrued expenses............................     11,695                  2,000(1)          13,695
  Deferred revenue............................        955     1,112                           2,067
  Note payable................................        227                                       227
  Payables to related parties.................         --     1,971       (1,971)(1)(2)          --
  Other current liabilities...................      1,720     2,305          914(1)(2)        4,939
                                                ---------    ------      -------          ---------
     Total current liabilities................     20,138     6,043          943             27,124
Deferred revenue..............................        278                                       278
Convertible debt..............................         --                 27,500(1)          27,500
Long-term note payable, net of current
  portion.....................................      3,101                  5,400(1)           8,501
Other liabilities.............................        819       329                           1,148
                                                ---------    ------      -------          ---------
     Total liabilities........................     24,336     6,372       33,843             64,551
                                                ---------    ------      -------          ---------
Stockholders' equity:
  Preferred stock, $0.001 par value;
     40,000,000 shares authorized; 3,562,238
     shares issued and outstanding
     (liquidation preference $4,631)..........      4,631                                     4,631
  Common stock, $0.001 par value; 140,000,000
     shares authorized; 65,334,366 shares
     issued and 63,216,988 shares outstanding,
     respectively.............................         65                                        65
  Additional paid-in capital..................    269,822                                   269,822
  Treasury stock, at cost; 2,117,378 shares...     (8,031)                                   (8,031)
  Deferred compensation.......................       (199)                                     (199)
  Accumulated other comprehensive income......         12                                        12
  Net Investment of the Philips Group.........         --       672         (672)(2)
  Accumulated deficit.........................   (151,366)                                 (151,366)
                                                ---------    ------      -------          ---------
     Total stockholders' equity...............    114,934       672         (672)           114,934
                                                ---------    ------      -------          ---------
Total Liabilities and Stockholders' Equity....  $ 139,270    $7,044      $33,171          $ 179,485
                                                =========    ======      =======          =========

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                            PRO FORMA       PRO FORMA
                                                           ADJUSTMENTS     ADJUSTMENTS       PRO FORMA
                          SCANSOFT     SLT        PSP          SLT             PSP           COMBINED
                          --------   --------   --------   -----------     -----------       ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue, third
  parties...............  $ 56,647   $ 34,173   $ 14,165     $(3,329)(12)    $    --         $101,656
Revenue, related
  party.................     7,208         --      2,591          --              --            9,799
                          --------   --------   --------     -------         -------         --------
  Total revenue.........    63,855     34,173     16,756      (3,329)             --          111,455
                          --------   --------   --------     -------         -------         --------
Costs and expenses:
  Cost of revenue.......    12,849      4,439      2,948                         (41)(4)       20,195
  Cost of revenue from
     amortization of
     intangible
     assets.............    14,192      1,734         --         100(7)          630(3)        16,656
  Research and
     development........    13,968     28,440     12,114                          --           54,522
  Selling general and
     administrative.....    26,449     32,742     16,982                                       76,173
  Amortization of
     goodwill and other
     intangible
     assets.............    13,328         --         --                         889(3)        14,217
                          --------   --------   --------     -------         -------         --------
Total costs and
  expenses..............    80,786     67,355     32,044         100           1,478          181,763
                          --------   --------   --------     -------         -------         --------
Loss from operations....   (16,931)   (33,182)   (15,288)     (3,429)         (1,478)         (70,308)
Other (expense) income,
  net...................      (263)        --          2        (315)(9)        (226)(5)(6)      (802)
                          --------   --------   --------     -------         -------         --------
Loss before income
  taxes.................   (17,194)   (33,182)   (15,286)     (3,744)         (1,704)         (71,110)
Provision for (benefit
  from) income taxes....      (317)        --     (1,223)         --           1,223(8)          (317)
                          --------   --------   --------     -------         -------         --------
Net loss................  $(16,877)  $(33,182)  $(14,063)    $(3,744)        $(2,927)        $(70,793)
                          ========   ========   ========     =======         =======         ========
Pro forma net loss per
  common share(10):
Basic and diluted.......  $  (0.34)                                                          $  (1.25)
                          ========                                                           ========
Weighted average common
  shares used in pro
  forma net loss per
  share calculation(10):
Basic and diluted.......    49,693                             6,989(11)                       56,682

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                        PRO FORMA        PRO FORMA
                                                  SCANSOFT     PSP     ADJUSTMENTS       COMBINED
                                                  --------   -------   -----------       ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue, third parties..........................  $74,598    $11,633     $    --          $86,231
Revenue, related party..........................    3,586        361          --            3,947
                                                  -------    -------     -------          -------
  Total revenue.................................   78,184     11,994          --           90,178
                                                  -------    -------     -------          -------
Costs and expenses:
  Cost of revenue...............................   12,937      1,605         (25)(4)       14,517
  Cost of revenue from amortization of
     intangible assets..........................    7,494         --         467(3)         7,961
  Research and development......................   21,310      7,300          --           28,610
  Selling general and administrative............   32,051     10,676                       42,727
  Amortization of goodwill and other intangible
     assets.....................................    1,446         --         667(3)         2,113
  Restructuring and other charges...............    1,041                                   1,041
                                                  -------    -------     -------          -------
Total costs and expenses........................   76,279     19,581       1,109           96,969
                                                  -------    -------     -------          -------
Income (loss) from operations...................    1,905     (7,587)     (1,109)          (6,791)
Other (expense) income, net.....................     (178)         6        (180)(5)(6)      (352)
                                                  -------    -------     -------          -------
Income (loss) before income taxes...............    1,727     (7,581)     (1,289)          (7,143)
Provision for (benefit from) income taxes.......     (166)      (227)        227(8)          (166)
                                                  -------    -------     -------          -------
Net income (loss)...............................  $ 1,893    $(7,354)    $(1,516)         $(6,977)
                                                  =======    =======     =======          =======
Pro forma net loss per common share(10):
  Basic.........................................  $  0.03                                 $ (0.11)
                                                  =======                                 =======
  Diluted.......................................  $  0.03                                 $ (0.11)
                                                  =======                                 =======
Shares used in pro forma net loss per share
  calculation(10):
  Basic.........................................   67,116                                  63,554
  Diluted.......................................   72,451                                  63,554

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

1.  ACQUISITIONS

     On October 7, 2002, ScanSoft, Inc. ("ScanSoft") entered into a definitive agreement with Royal Philips Electronics ("Philips") to acquire the Philips Speech Processing Telephony and Voice Control business units ("PSP") and related intellectual property. On January 30, 2003, we completed the acquisition of the Speech Processing Telephony and Voice Control business units of Royal Philips Electronics, and related intellectual property on the terms set forth in the purchase agreement dated October 7, 2002, as amended. As consideration for these business units and intellectual property, we paid 3.1 million euros in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to pay an additional 1.0 million euros in cash prior to December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of our common stock at $6.00 per share.

     On December 7, 2001, ScanSoft entered into an Asset Purchase Agreement (the "Purchase Agreement") to acquire certain assets and intellectual property and assume certain liabilities of L&H. The assets were purchased and liabilities assumed in a closed auction proceeding. The transaction was approved by United States bankruptcy court on December 11, 2001. The transaction was completed on December 12, 2001, and ScanSoft's results of operations include the activities related to the acquisition since that date.

     Pursuant to the Purchase Agreement, ScanSoft acquired patents, trademarks, trade names, products and customer contracts associated with certain of the speech and language technology assets of L&H. In addition, ScanSoft obtained rights to accounts receivable related to the customer contracts acquired and certain fixed assets. ScanSoft also hired 223 of the approximately 500 remaining employees from L&H. Scansoft did not acquire any significant property and equipment or assume any leases for property and equipment or facilities. ScanSoft paid $41.3 million in total consideration to the creditors as follows:
$10.0 million in cash. 7.4 million shares of ScanSoft's common stock valued at $27.8 million (based on the average of the closing share price of our stock 3 days before and after the proposed acquisition was announced), and a 9% promissory note in the principal amount of $3.5 million, to be repaid quarterly in installments of $0.1 million of principal and interest commencing on March 15, 2002, for a total of eleven payments. All remaining principal and interest on the note is due and payable on December 15, 2004. ScanSoft incurred approximately $1.0 million of costs related to the acquisition.

     On August 13, 2002, the U.S. Bankruptcy Court for the District of Delaware approved, without objection, ScanSoft's agreement with representatives of L&H Holdings USA. and Lernout & Hauspie Speech Products N.V. to repurchase shares of ScanSoft common stock worth $7.0 million at a share price equal to the average of the closing price for the 20 trading days beginning August 14, 2002, but no less than $4.79 per share. In addition, ScanSoft agreed to issue 150,000 shares of common stock to the holders of approximately six million shares remaining in the event ScanSoft does not offer the remaining shares in a public offering by December 15, 2002. ScanSoft further agreed to issue an additional 150,000 shares of common stock to the holders of approximately six million shares remaining in the event ScanSoft does not offer the remaining shares in a public offering by February 15, 2003, and 100,000 shares of common stock if ScanSoft has not registered the remaining shares by February 15, 2003. Additionally, if the consummation of this offering does not occur by January 1, 2003, the outstanding principal and interest under the $3.5 million promissory note that ScanSoft issued in connection with the acquisition of the L&H operations would become immediately due and payable.

                                 SCANSOFT, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

2.  PRO FORMA ADJUSTMENTS

     Pro forma adjustments reflect only those adjustments which are factually determinable and, with respect to the PSP acquisition, do not include the impact of contingencies which will not be known until the later of the closing of the transaction or the resolution of the contingency. Pro forma adjustments include the following:

          (1) Adjustments to record the purchase accounting for the assets acquired and the liabilities assumed of PSP, subject to adjustment pending the completion of a post-closing review of the purchased net assets and resolution of certain contingencies. The pro forma information reflects the payment of $3.4 million in cash at the exchange rate on January 30, 2003 of
     1.00 euro equaling $1.08, the issuance of a $5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and the issuance of a $27.5 million three-year, zero-interest debenture, convertible at any time into shares of our common stock at $6.00 per share. ScanSoft also has accounted for $2.0 million for anticipated transaction fees, which include legal, accounting, due diligence, tax structuring and filing fees. The fair value of convertible debenture was determined to be $27.5 million based on the present value of the expected cash outflows using ScanSoft's incremental borrowing rate and the results of a Black-Scholes option pricing calculation for the value of the conversion feature, using a fair value of ScanSoft common stock of $3.50 per share, the closing price of ScanSoft's common stock just prior to the parties entering into the acquisition agreement.

          Deferred revenue is comprised of (i) progress payments made by customers under contracts for software licenses and services which represent significant customization or modification of the software, (ii) advance payments for services and (iii) up front payments for annual software maintenance agreements. ScanSoft will assume legal obligations under such contracts and will record the fair value of these obligations in its final purchase accounting. The fair value of deferred revenue may differ from the book value, however, our purchase price allocation is preliminary because additional information is required to accurately determine the fair value of the legal obligation that we assumed, certain of which was not available at closing. The pro forma adjustments do not include an adjustment to record the fair value of deferred revenue because there is not yet sufficient information to make a factually supportable pro forma adjustment.

          Under the terms of the purchase agreement, the purchase price is subject to adjustment based on a comparison of net assets at the closing date to the net assets of PSP set forth in the agreement. Also, as a result of the legal requirements related to labor matters in certain countries in which PSP operates, primarily Germany, severance costs associated with the restructuring actions described below are anticipated. ScanSoft will assume the legal obligations of Philips with respect to severance benefits of the PSP employees. Philips will reimburse ScanSoft for the costs associated with restructuring actions related to German employees up to 5.0 million euro through December 31, 2003. At the closing date, or as soon as practicable thereafter, ScanSoft will record a liability for restructuring costs and a related receivable for amounts to be reimbursed by Philips. To the extent that the total costs exceed 5.0 million euro as of or at any time prior to December 31, 2003, Philips will reimburse ScanSoft for one-third of the excess costs and ScanSoft will be responsible for the remaining two-thirds of any excess costs. The adjustment for any excess costs will be recorded as additional purchase consideration and recorded as goodwill.

          The acquisition of PSP by ScanSoft will give rise to the elimination of certain PSP personnel and excess facilities. ScanSoft anticipates headcount reductions will occur across all functional areas of the combined company. The total costs associated with the anticipated restructuring actions will be dependent upon the outcome of required negotiations with local labor councils, primarily in Germany. ScanSoft currently anticipates that the restructuring activities will result in severance and restructuring

                                 SCANSOFT, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     costs ranging from $2.8 million to $3.3 million. Of this amount, approximately $1.8 million to $2.3 million will be reimbursed by Philips. The remaining amounts will be recorded as additional purchase price in accordance with Emerging Issue Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." Had these actions taken place on January 1, 2002 they would have resulted in approximately $4.8 million of reduced expenses for the nine months ended September 30, 2002.

          ScanSoft believes these planned restructuring actions are an integral component of the acquisition plan to enable the benefits of the combined companies to be optimized and the benefits of the acquisition to be realized. ScanSoft expects to complete these restructuring efforts within one year of the closing.

          A summary of the preliminary purchase price allocation is as follows (in thousands):

  Estimated consideration:
     Cash...................................................   $ 4,500
     Note payable...........................................     5,400
     Convertible debenture..................................    27,500
     Transaction costs......................................     2,000
                                                               -------
       Total estimated purchase consideration...............   $39,400
                                                               =======
  Preliminary allocation of the purchase consideration:
     Net tangible assets acquired...........................   $ 1,980
     Identifiable intangible assets.........................     7,860
     Goodwill...............................................    29,560
                                                               -------
                                                               $39,400
                                                               =======

          ScanSoft believes that the $7.9 million of identifiable intangible assets will be allocated to patents and core technology and completed technology in the amount of $6.1 million and the remaining $1.8 million to customer relationships and other contractual agreements. The $4.5 million in cash is payable as follows: $3.4 million upon closing of the acquisition and $1.1 million no later than December 31, 2003.

          (2) Adjustments to eliminate historical assets and liabilities of PSP that will not be acquired or assumed by ScanSoft including the $12,000 of cash, $0.7 million of amounts due from Philips, $0.1 million of purchased software, $2.0 million of payables to Philips, $0.2 million of other liabilities and $0.7 million of net investment of the Philips Group which will not be acquired or assumed by ScanSoft.

          (3) Adjustment to record amortization expense for the identifiable intangible assets. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending completion of the transaction and collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft expects this process and subsequent allocation of purchase price to be complete within 90 days of the closing of the transaction.

          ScanSoft's preliminary assessment is that the weighted average useful life of the patents and core technology and completed technology will be approximately 10 years and other acquired identifiable

                                 SCANSOFT, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     intangible assets will be approximately 2 years. The pro forma adjustments for amortization are based on the weighted average useful life using the straight-line method. A change in the allocation between patents and core technology and completed technology and goodwill of $1,000,000 would result in a change in pro forma annual amortization expense of approximately $0.1 million. A change in the allocation between the other acquired identifiable intangible assets and goodwill of $1,000,000 would result in a change in pro forma annual amortization of expense of approximately $0.5 million. An increase in the weighted average useful life of the patents and core technology and completed from ten years to eleven years would result in a decrease in the pro forma amortization expense of less of than $0.1 million for both the year ended December 31, 2001 and the nine months ended September 30, 2002. A decrease in the weighted average useful life of the patents, core technology and completed from ten years to nine years would result in an immaterial decrease in the pro forma amortization expense of less of than $0.1 million for both the year ended December 31, 2001 and the nine months ended September 30, 2002. An increase in the weighted average useful life of the other acquired identifiable intangible assets from two years to three years would result in a change in pro forma annual amortization expense of approximately $0.3 million and $0.2 million for the year ended December 31, 2001 and the nine months ended September 30, 2002.

          (4) Adjustment to eliminate amortization expense related to intangible assets of PSP existing prior to the proposed acquisition which will not be acquired by ScanSoft. Amortization expense of $41,000 and $25,000 was eliminated for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively.

          (5) Adjustment to record interest expense on the 5.0 million euro promissory note to be issued as partial purchase consideration for the acquisition, bearing interest at five percent per year, as if the consideration was issued on January 1, 2001. Interest expense for the year ended December 31, 2001 and for the nine months ended September 30, 2002 would have been $224,000 and $174,000, respectively.

          (6) Adjustment to eliminate interest recorded on intercompany balances between PSP and Philips. Interest income adjusted totaled $2 thousand and $6 thousand for the year ended December 31, 2001 and for the nine months ended September 30, 2002, respectively.

          (7) Adjustment to eliminate amortization expense included in the historical financial statements of SLT of $1.7 million and to record the amortization of the fair value of other intangible assets recorded in the acquisition as if the acquisition had occurred on January 1, 2001. Intangible assets recorded in connection with the SLT acquisition included $17.9 million of patents and core technology, $3.1 million of trademarks and tradenames and $21.4 million of goodwill. In accordance with SFAS No. 142, no goodwill amortization is reflected for ScanSoft's goodwill resulting from the acquisition of SLT. Other intangible assets are amortized using the straight-line method over their estimated useful lives of ten years for patents and core technology and twelve years for trademarks and tradenames.

          (8) Adjustment to eliminate income tax benefits recorded by PSP in its historical statements of operations which would not have been realized by ScanSoft had the acquisition occurred on January 1, 2001.

          (9) Adjustment to record additional interest expense related to the note payable issued in partial consideration for the SLT acquisition as if the acquisition had occurred on January 1, 2001. The interest rate on the note is 9%. The outstanding principal balance is assumed to be the original principal balance of $3.5 million based on the payment schedule included in the note agreement. The

                                 SCANSOFT, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     accompanying unaudited pro forma combined statement of operations does not assume any permitted prepayments of principal.

          (10) The pro forma net loss per share and the shares used in pro forma net loss per share do not include the effects of the assumed conversion to common stock of the convertible debenture to be issued to Philips as partial purchase consideration for the PSP acquisition because the impact would be antidilutive. The total shares of common stock to be issued upon conversion of the debenture would be 4,583,333.

          (11) Adjustment to reflect the 7.4 million shares of common stock issued to L&H in connection with the SLT acquisition as if the acquisition had occurred on January 1, 2001.

          (12) Adjustment to eliminate historical SLT revenues associated with the five asset group ScanSoft did not acquire. No pro forma adjustments have been made to the operating expenses of SLT because it is impracticable to determine the amounts with individual asset groups of SLT.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SCANSOFT, INC.

                                                /s/ GERALD C. KENT, JR
                                          --------------------------------------
                                                   Gerald C. Kent, Jr.
                                               Vice President, Controller &
                                                 Chief Accounting Officer
                                              (Principal Accounting Officer)

Date: March 24, 2003

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
 2.1(1)     Purchase Agreement, dated as of October 7, 2002, by and
            between Koninklijke Philips Electronics N.V., a limited
            liability company organized under the laws of The
            Netherlands, and ScanSoft, Inc.
 2.2(2)     Amendment No. 1, dated as of December 20, 2002, to Purchase
            Agreement, dated as of October 7, 2002, by and between
            Koninklijke Philips Electronics N.V., a limited liability
            company organized under the laws of The Netherlands, and
            ScanSoft, Inc.
 2.3(3)     Amendment No. 2, dated as of January 29, 2003, to Purchase
            Agreement, dated as of October 7, 2002, by and between
            Koninklijke Philips Electronics N.V., a limited liability
            company organized under the laws of The Netherlands, and
            ScanSoft, Inc.
23.1        Consent of KPMG Accountants N.V.
99.1#       Press Release as of January 30, 2003.

---------------

 #  Previously Filed.

(1) Incorporated by reference from Exhibit 2.4 of the Company's Amendment No. 2 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on January 6, 2003.

(2) Incorporated by reference from Exhibit 2.5 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.

(3) Incorporated by reference from Exhibit 2.6 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.